UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2010

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Universal Technical Institute, Inc. (the "Company") approved a Deferred Compensation Plan (the "DCP") applicable to Company employees at Grade 18 and above and non employees of the Board of Directors, effective April 1, 2010.

Under the DCP, eligible employees may defer:

Up to 75% of Salary
Up to 100% of Bonus
Up to 100% of cash Board compensation

Participant Deferrals will be 100% vested. Company contributions will vest according to a 5 year vesting schedule. The Company will make incentive contributions of 50% of deferrals up to 5% of the Participant’s salary. Company contributions will also be made to the extent that a DCP participant’s 401(k) match is reduced due to participation in the DCP and in accordance with the 401(k) vesting of Company contributions. The Company may also make discretionary contributions to accomplish strategic objectives.

Distribution elections under the DCP may be for In-Service distribution or Separation of Service distribution. Separation of Service under the DCP is defined as termination of service through death, retirement or other reasons or reduction of services to 20% or less of the average level of services performed. At Separation from Service, Participants will be able to elect to receive amounts in: (i) a single lump sum, (ii) annual installments over a period of 2 to 10 years or (iii) a partial lump sum with the balance paid in 2 to 10 annual installments. If a Participant elects to receive their Separation from Service account in 6 or more annual installments, and his/her age plus years of service is less than 60 at the time of Separation, the Account Balance will be paid in 5 annual installments. Alternatively, Participants can schedule In-Service penalty-free future distributions from the DCP while they are employed as long as the distribution is scheduled at the time of deferral.

Upon the death/disability of a Participant, the Participant or his/her designated beneficiary will receive the Participant’s account balance in a single lump sum. Unforeseeable Emergency distributions are available upon approval by UTI and in accordance with applicable tax laws. A Separation from Service within 2 years of a Change in Control will be paid in a single lump sum, regardless of the elected form of distribution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

April 1, 2010	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Deferred Compensation Plan